UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c)

of the Securities Exchange Act of 1934

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☐	Preliminary Information Statement

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☒	Definitive Information Statement

Samsara Luggage, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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Samsara Luggage, Inc.
One University Plaza, Suite 505

Hackensack, NJ 07601

(877) 421-1574

SCHEDULE 14C INFORMATION STATEMENT

January 6, 2021

NOTICE OF STOCKHOLDER ACTION BY WRITTEN CONSENT

WE ARE NOT ASKING YOU FOR A PROXY AND

YOU ARE REQUESTED NOT TO SEND US A PROXY

To the Holders of Common Stock of Samsara Luggage, Inc.

NOTICE IS HEREBY GIVEN that the Board of Directors (the “Board”) of Samsara Luggage, Inc., a Nevada corporation (“we”, “us”, “our” or the “Company”), has approved, and the holders of a majority of the outstanding shares of our common stock, par value $0.0001 per share (the “Common Stock”), have executed a written consent in lieu of a special meeting approving, the following actions:

a reverse stock split of the Corporation’s common stock, par value $0.0001 per share, (“Common Stock”) (including all outstanding warrants and options exercisable for shares of the capital stock of the Corporation), in a ratio to be determined by the Board, without further approval or authorization of the Company’s stockholders, in a range between four thousand-to-one (4,000:1) to seven thousand-to-one (7,000:1), to be effective on the date to be announced by the Corporation (the “Reverse Split”) and amending the Articles of Incorporation accordingly.

The stockholder action by written consent was taken pursuant to Section 78.320 of the Nevada Revised Statutes (“NRS”), which permits any action that may be taken at a meeting of the stockholders to be taken by written consent by the holders of the number of shares of voting stock required to approve the action at a meeting. This Information Statement is being furnished to all stockholders of the Company pursuant to Section 14(c) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules thereunder solely for the purpose of informing stockholders of these corporate actions before they take effect.

Please be advised that Atara Dzikowski, David Dahan, Avraham Benzo, and Y.A.R.N. Investments Ltd., holding approximately 55.9% of our issued and outstanding shares of stock (the “Majority Stockholders”), have executed a written consent approving the Reverse Split. No other votes are required or necessary to amend our Articles of Incorporation, and none is being solicited hereunder. Pursuant to Rule 14c-2 under the Exchange Act, these corporate actions will not be effected until twenty (20) calendar days after the filing and mailing of the Information Statement to our stockholders or as soon as practicable thereafter. We will mail the Notice of Stockholder Action by Written Consent to the Stockholders on or about January 6, 2021. The Reverse Split will become effective only after the Board determines the ratio and the Corporation files a Certificate of Change with the Office of the Secretary of State of Nevada.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND A PROXY.

This Information Statement is being furnished pursuant to Section 14C of the Exchange Act. We will first mail the Information Statement on or about January 6, 2021 to stockholders of record as of December 15, 2020.

This Information Statement will be sent to you for information purposes only and you are not required to take any action.

The entire cost of furnishing this Information Statement will be borne by us.

By Order of the Board of Directors

/s/ Atara Dzikowski
CEO and Director
January 6, 2021

INTRODUCTION

Nevada law provides that the written consent of the holders of outstanding shares of voting capital stock having not less than the minimum number of votes which would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted can approve an action in lieu of conducting a special stockholders’ meeting convened for the specific purpose of such action. Nevada law, however, requires that in the event an action is approved by written consent, a company must provide prompt notice of the taking of any corporate action without a meeting to the stockholders of record who have not consented in writing to such action and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for such meeting had been the date that written consents signed by a sufficient number of holders to take the action were delivered to such company.

In accordance with the foregoing, we will mail the Notice of Stockholder Action by Written Consent on or about January 6, 2021.

This Information Statement contains a brief summary of the material aspects of the Reverse Split approved by the Board of Samsara Luggage, Inc. (the “Company,” “we,” “our,” or “us”) and by the Majority Stockholders.

GENERAL

This Information Statement has been filed with the Commission and is being furnished to the holders of the outstanding and voting shares of stock of the Company. The purpose of this Information Statement is to provide notice that a majority of the Company’s stockholders, have, by written consent, approved of the Reverse Split.

This Information Statement will be mailed on or about January 6, 2021 to those persons who were stockholders of the Company as of the close of business on December 15, 2020. The Reverse Split will become effective after the filing of a Certificate of Change to our Articles of Incorporation pursuant to NRS 78.209 with the Office of the Secretary of State of Nevada. The filing will have an effective date that will be at least 20 days after the date this Information Statement is first mailed to the Company’s stockholders. The Company will pay all costs associated with the distribution of this Information Statement, including the costs of printing and mailing.

As the Majority Stockholders holding an aggregate of approximately 55.9% of the Company’s outstanding shares of Common Stock have already approved the Reverse Split by written consent, the Company is not seeking approval for the Reverse Split from any of the Company’s remaining stockholders, and the Company’s remaining stockholders will not be given an opportunity to vote on the Reverse Split. All necessary corporate approvals have been obtained, and this Information Statement is being furnished solely for the purpose of providing advance notice to the Company’s stockholders of the Reverse Split as required by the Exchange Act.

The Company’s Board approved the Reverse Split on December 17, 2020. Our Board of Directors believes that the Reverse Split will provide flexibility in future corporate developments and may increase the per share market price of our common stock which may provide a more favorable trading market for shares. The Majority Stockholders consented to the Reverse Split in an action by written consent on December 17, 2020.

As of December 15, 2020, there were 4,853,376,168 shares of Common Stock issued and outstanding

INFORMATION ON THE MAJORITY STOCKHOLDERS

Pursuant to our Bylaws and the Nevada law, a vote by the holders of at least a majority of the voting power of our outstanding capital stock is required to effect the actions described in this Information Statement. As of December 15, 2020, we had 4,853,376,168 shares of our Common Stock issued and outstanding. Each share of Common Stock is entitled to one vote. Of the total potential 4,853,376,168 3,929,161,576 Common Stock votes, more than 50%, or 2,426,688,084, is required to pass any stockholder resolution. The Majority Stockholders are the owner of an aggregate of 2,713,494,062 shares of our Common Stock, representing a total of approximately 55.9% of the total voting power of our Common Stock, as of December 15, 2020. Pursuant to NRS 78.320, the Majority Stockholders voted in favor of the action described in this Information Statement by written consent. The Majority Stockholders’ name and number of shares voted are as follows:

Name	Number of Shares	Percentage
Atara Dzikowski	916,362,531	18.881%
David Dahan	916,362,531	18.881%
Avraham Bengio	444,645,000	9.162%
Y.A.R.N. Investments Ltd.	436,124,000	8.986%
Total	2,713,494,062	55.910%

Effective Date of Stockholder Actions

The Reverse Split will become effective following the filing of a Certificate of Change pursuant to NRS 78.209 with the Office of the Secretary of State of Nevada. The filing with the Secretary of State of Nevada will have an effective date that will be at least 20 days after the date this Information Statement is first mailed to the Company’s stockholders.

Notwithstanding the foregoing, we will notify FINRA of the intended Reverse Split by filing the Issuer Company Related Action Notification Form no later than ten (10) days prior to the anticipated effective date of such action.

The effective date of the Reverse Split is subject to the Board’s determination of the ratio.

No Dissenters’ Rights

Under Nevada law, our shareholders are not entitled to dissenter’s rights or appraisal rights in connection with the Reverse Split.

Stockholders Sharing an Address

We will deliver only one Information Statement to multiple stockholders sharing an address unless the Company has received contrary instructions from one or more of the stockholders. The Company undertakes to deliver promptly, upon written or oral request, a separate copy of the Information Statement to a stockholder at a shared address to which a single copy of the Information Statement is delivered. A stockholder can notify the Company that the stockholder wishes to receive a separate copy of the Information Statement by contacting the Company at the telephone number or address set forth above.

REVERSE SPLIT

Purpose of the Reverse Split

The Board of Directors believes that a reduction in the number of outstanding shares through the reverse stock split will provide flexibility in future corporate developments. The increase in the number of shares remaining available for issuance as a result of the Reverse Split may potentially positively affect our ability to raise additional capital, acquire assets or other companies, or issue securities convertible into or exercisable for our Common Stock.

In addition, a reduction in the number of outstanding shares may increase the per share market price of our common stock which may provide a more favorable trading market for the shares. Lower priced shares are looked upon with disfavor by regulatory authorities, and some investors do not invest in low-priced stocks.

While a decrease in the number of shares issued and outstanding may cause an increase in the trading price of our shares, no assurance can be given that the trading price of the stock will increase after the reverse split becomes effective. The trading price of the shares may remain the same or even be reduced.

In deciding to implement the Reverse Split, our Board of Directors considered among other things: (a) the market price of our Common Stock, (b) the number of shares of our Common Stock that will be outstanding after the Reverse Split, (c) stockholders’ equity, (d) the number of shares of Common Stock available for issuance in the future, and (e) the nature of our operations. Upon implementation of the Reverse Split, pursuant to the ratio to be determined by the Board, every X number of shares of the Company’s Common Stock issued and outstanding immediately prior to the effectiveness of the Reverse Split, will be exchanged and combined, automatically, without further action, into one (1) share of Common Stock after consummation of the Reverse Split, with no change in the number of authorized shares which the Corporation shall have the authority to issue.

Potential Risks of the Reverse Split

When the Reverse Split becomes effective, there can be no assurance that any future bid price of the Common Stock will continue at a level in proportion to the reduced number of outstanding shares of Common Stock resulting from the Reverse Split.

Although the Board of Directors believes that a decrease in our public float and higher stock price may help generate investor interest and increased volume in trading of our Common Stock, there can be no assurance that the Reverse Split will result in a per-share price that will attract institutional investors or investment funds or that such share price will satisfy the investing guidelines of institutional investors or investment funds. As a result, following the Reverse Split there may not be any increased investor interest in our Common Stock.

In addition, there can be no assurance that the liquidity of our shares will not be adversely affected by the reduced number of shares that would be outstanding and available for trading after the Reverse Split; that engaging in the Reverse Split will not be perceived in a negative manner by investors, analysts, or other stock market participants; or that the reverse share split will not result in some shareholders owning “odd-lots” of less than 100 shares, potentially resulting in higher brokerage commissions and other transaction costs than the commissions and costs of transactions in “round-lots” of even multiples of 100 shares.

Principal Effects of the Reverse Split

Common Stock

Upon implementation of the Reverse Split, pursuant to the ratio to be determined by the Board, every X number of shares of the Company’s Common Stock issued and outstanding immediately prior to the effectiveness of the Reverse Split, will be exchanged and combined, automatically, without further action, into one (1) share of Common Stock after consummation of the Reverse Split.

After the effective date of the Reverse Split, each stockholder will own a smaller number of shares of our Common Stock. The Reverse Split will affect all of our stockholders uniformly and will not affect any stockholder’s percentage ownership interests in us. Proportionate voting rights and other rights and preferences of the holders of our Common Stock will not be affected by the Reverse Split. Further, the number of stockholders of record will not be affected by the Reverse Split.

The Reverse Split will not change the number of authorized shares of Common Stock as designated by our Articles of Incorporation. Therefore, because the number of issued and outstanding shares of Common Stock will decrease, the number of shares remaining available for issuance under our authorized pool of Common Stock will increase.

Effect on Authorized and Outstanding Shares

As of December 15, 2020, the Company had 7,505,000,000 authorized shares of capital stock, consisting of 7,500,000,000 authorized shares of common stock, of which 4,853,376,168 were issued and outstanding, and 5,000,000 shares of preferred stock, of which no shares of preferred stock have been issued. The effect of the Reverse Split on our authorized and outstanding shares of Common Stock will depend on the ratio that the Board implements. The number of issued and outstanding shares of Common Stock, (as well as the number of shares of Common Stock underlying any options, warrants, convertible debt or other derivative securities), will be decreased to a number that will be equal to the number of shares of Common Stock issued and outstanding immediately prior to the effectiveness of the Reverse Split, divided by a number to be determined by the Board of Directors, in the range between 4,000 and 7,000.

With the exception of the number of shares issued and outstanding, the rights and preferences of the shares of Common Stock prior and subsequent to the Reverse Split will remain the same. It is not anticipated that the Company’s financial condition, the percentage ownership of management, the number of stockholders, or any aspect of the Company’s business will materially change solely as a result of the Reverse Split.

The Reverse Split will be effected simultaneously for all of the Company’s Common Stock and the exchange ratio will be the same for all of the Company’s issued and outstanding Common Stock. The Reverse Split will affect all of our holders of Common Stock uniformly and will not affect any stockholder’s percentage ownership interests in the Company or proportionate voting power.

The Reverse Split will not have any effect on the stated par value of the Company’s shares.

The effect of the Reverse Split on our authorized and outstanding shares of Common Stock will depend on the ratio that the Board implements. For example, if the Board determines to implement a five thousand-to-one (5,000:1) Reverse Split, then the effect on our authorized and outstanding shares of Common Stock will be as follows:

	Authorized Shares of Common Stock	Issued and Outstanding Shares of Common Stock		Shares Reserved For Issuance	Authorized but Unissued Shares of Common Stock

Pre-Reverse Split	7,500,000,000	4,853,376,168		1,371,545,570	2,646,623,832

Post-Reverse Split	7,500,000,000	970,676	*	274,310	7,499,029,324	*

*	approximate amounts, subject to adjustment due to the effect of rounding fractional shares into whole shares

No Fractional Shares

No fractional shares shall be created by the Reverse Split, and in lieu of issuing fractional shares, any fractional shares resulting from the Reverse Split will be rounded up to nearest whole number.

Effectiveness of the Reverse Split

The Reverse Split will be effective at the close of business on the date of the filing of a Certificate of Change pursuant to NRS 78.209 with the Office of the Secretary of State of Nevada. Commencing on the effective date, each certificate of the Company’s Common Stock will be deemed for all corporate purposes to evidence ownership of the decreased number of shares of Common Stock resulting from the Reverse Split.

As soon as practicable after the effective date, stockholders have the option, but not the requirement, to contact our Transfer Agent, Worldwide Stock Transfer, LLC, One University Place, Suite 505, Hackensack, NJ 07601 to arrange to surrender their certificates representing shares of pre-reverse split Common Stock in exchange for certificates representing shares of post-reverse split Common Stock. STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATES.

Tax Consequences

Generally, a reverse share split will not result in the recognition of gain or loss for U.S. federal income tax purposes. The total adjusted tax basis of the aggregate number of new shares of Common Stock will be the same as the total adjusted basis of the aggregate number of shares of Common Stock held by a stockholder immediately prior to the Reverse Split and the holding period of the shares of Common Stock after the Reverse Split will include the holding period of the shares of Common Stock held prior to the Reverse Split. No gain or loss will be recognized by the Company as a result of the Reverse Split.

Fairness of the Process

The Board of Directors did not obtain a report, opinion, or appraisal from an appraiser or financial advisor with respect to the Reverse Split and no representative or advisor was retained on behalf of the unaffiliated stockholders to review or negotiate the transaction. The Board of Directors concluded that the additional expense of these independent appraisal procedures was unreasonable in relation to the Company’s available cash resources and concluded that the Board of Directors could adequately establish the fairness of the Reverse Split without the engagement of third parties.

INTEREST OF CERTAIN PERSONS IN OR

OPPOSITION TO MATTERS TO BE ACTED UPON

No director, nominee for director, or officer of the Company, or associate of any of the foregoing persons, has any substantial interest, directly or indirectly, in the matter acted upon.  None of our directors have informed us in writing that he intends to oppose any action to be taken by the Company.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

Beneficial Ownership of Holdings

The following table sets forth, as of December 15, 2020 certain information with respect to the beneficial ownership of our common stock by each stockholder known by us to be the beneficial owner of more than five percent (5%) of our common stock, as well as by each of our current Directors and executive officers as a group. Each person has sole voting and investment power with respect to the shares of common stock, except as otherwise indicated. Beneficial ownership consists of a direct interest in the shares of common stock, except as otherwise indicated.

The percentages below are calculated based on 4,853,376,168 shares of our common stock issued and outstanding as of December 15, 2020.

Name of Beneficial Owner	Number of Shares Owned	Percent
Atara Dzikowski (Director and CEO)	916,362,531	18.881%
David Dahan (Director and CTO)	916,362,531	18.881%
Avraham Bengio	444,645,000	9.162%
Y.A.R.N. Investments Ltd.	436,124,576	8.986%
Directors and officers as a group (2 persons)	1,832,725,062	37.762%

Beneficial ownership is determined in accordance with the rules and regulations of the SEC. The number of shares and the percentage beneficially owned by each individual listed above include shares that are subject to options held by that individual that are immediately exercisable or exercisable within 60 days from the date of this registration statement and the number of shares and the percentage beneficially owned by all officers and directors as a group includes shares subject to options held by all officers and directors as a group that are immediately exercisable or exercisable within 60 days from the date of this registration statement.

Changes in Control

We are unaware of any contract or other arrangement the operation of which may at a subsequent date result in a change of control of our Company.

WHERE YOU CAN FIND MORE INFORMATION

As required by law, we file annual, quarterly and current reports and other information with the SEC that contain additional information about our company. You can inspect and copy these materials at the public reference facilities of the SEC’s Washington, D.C. office, 100 F Street, NE, Washington, D.C. 20549 and on its Internet site at http://www.sec.gov.

CONCLUSION

We are sending you this Information Statement which describes the purpose and effect of the Reverse Split. Your consent to the Reverse Split is not required and is not being solicited in connection with this action. This Information Statement is intended to provide our stockholders information required by the rules and regulations of the Securities Exchange Act of 1934.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY. THE ATTACHED MATERIAL IS FOR INFORMATIONAL PURPOSES ONLY.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, Samsara Luggage, Inc. has duly caused this report to be signed by the undersigned hereunto authorized.

For the Board of Directors of Samsara Luggage, Inc.

By:	/s/ Atara Dzikowski
Atara Dzikowski
CEO and Director